INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Fourth-Quarter and Full-Year 2020 Financial Results

•Annual recurring revenue (ARR) increased 11% from the prior year period(1)
•Public cloud ARR increased to $106 million, a 165% increase from the end of 2019(1)
•Fourth-quarter recurring revenue of $383 million exceeded the Company’s guidance range
•Fourth-quarter earnings per diluted share (EPS), cash from operations and free cash flow(2) exceeded the Company’s expectations

SAN DIEGO – February 4, 2021 -- Teradata Corp. (NYSE: TDC) today announced its fourth-quarter 2020 and full-year financial results.

"Our Cloud-First focus has been recognized by our customers and marketplace. Teradata achieved 165%
growth in public cloud ARR year-over-year and received significant industry endorsement as a leading cloud data platform," said Steve McMillan, President and CEO, Teradata. “Our cloud momentum has contributed to another strong quarter of performance, as we exceeded quarterly expectations for recurring revenue, profitability and free cash flow."

“I am proud of the extraordinary resilience of our teams in 2020 and look forward to an even-stronger 2021. Companies must take advantage of all the data that is available to them to succeed, and we are steadfast in providing the enterprise scale and flexibility our customers need with our multi-cloud data platform. We are accelerating our cloud roadmap and bringing cloud-native integrations at a record pace, and we anticipate driving annual growth of at least 100% in cloud ARR, as well as year-over-year growth in total company revenue, profitability and free cash flow for Teradata in 2021.

Fourth-Quarter 2020 Financial Highlights compared to Fourth Quarter 2019
•ARR increased 11% reported and 9% in constant currency to $1.587 billion from $1.427 billion(1)
•Public cloud ARR increased 165% reported and 159% in constant currency to $106 million from $40 million(1)
•Recurring revenue was $383 million versus $350 million, an increase of 9% reported and 8% in constant currency, and exceeded the Company’s guidance of $371 million to $373 million(1)
•GAAP gross margin was 57.8% versus 50.2%
•Non-GAAP gross margin was 59.3% versus 53.2%(3)
•GAAP operating income was $13 million versus an operating loss of $5 million
•Non-GAAP operating income was $67 million versus $48 million(3)
•GAAP diluted EPS was $0.04 versus a loss of $0.17 per share
•Non-GAAP diluted EPS was $0.38 versus $0.22(3)

•Cash flow from operations was $56 million compared to $54 million
•Free cash flow was $45 million compared to $41 million(2)

Full-Year 2020 Financial Highlights compared to Full Year 2019
•Recurring revenue was $1.451 billion, an increase of 7% both reported and in constant currency from $1.362 billion(1)
•GAAP gross margin was 55.5% versus 50.3%
•Non-GAAP gross margin was 58.4% versus 53.3%(3)
•GAAP operating income was $16 million versus $10 million
•Non-GAAP operating income was $230 million versus $183 million(3)
•GAAP diluted EPS was $1.16 versus loss per share of $0.18
•Non-GAAP diluted EPS was $1.31 versus $1.05(3)
•Cash flow from operations was $267 million versus $148 million
•Free cash flow was $216 million versus $89 million(2)

Guidance
For the full year 2021:
•Public cloud ARR is expected to increase by at least 100% year-over-year
•Total ARR is expected to grow at a mid- to high-single-digit percentage year-over-year
•Recurring revenue is expected to grow at a mid- to high-single digit percentage year-over-year
•Total revenue is expected to grow at a low-single-digit percentage year-over-year
•GAAP diluted EPS is expected to be in the range of $0.43 to $0.51
•Non-GAAP diluted EPS, excluding stock-based compensation expense, reorganization-related expenses and other special items, is expected to be in the range of $1.50 to $1.58(3)

For the first quarter of 2021:
•Public cloud ARR is expected to increase by at least 165% year-over-year
•GAAP diluted EPS is expected to be in the range of $0.11 to $0.13
•Non-GAAP diluted EPS, excluding stock-based compensation expense, reorganization-related expenses and other special items, is expected to be in the range of $0.38 to $0.40(3)

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s fourth-quarter and full-year 2020 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates (except for currency impact on ARR which is calculated using month-end rates). See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended December 31
	2020	2019	% Change as Reported	% Change in CC
Recurring revenue	$383	$350	9%	8%
Perpetual software licenses and hardware	25	30	(17)%	(14)%
Consulting services	83	114	(27)%	(30)%
Total revenue	$491	$494	(1)%	(2)%

Americas	$261	$263	(1)%	—%
EMEA	134	139	(4)%	(7)%
APJ	96	$92	4%	(1)%
Total revenue	$491	$494	(1)%	(2)%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2020	2019	% Change as Reported	% Change in CC
Recurring revenue	$1,451	$1,362	7%	7%
Perpetual software licenses and hardware	73	106	(31)%	(31)%
Consulting services	312	431	(28)%	(28)%
Total revenue	$1,836	$1,899	(3)%	(3)%

Americas	$1,025	$1,057	(3)%	(2)%
EMEA	485	492	(1)%	(2)%
APJ	326	$350	(7)%	(7)%
Total revenue	$1,836	$1,899	(3)%	(3)%

	As of December 31
	2020	2019	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,587	$1,427	11%	9%
Public cloud ARR**	$106	$40	165%	159%

*Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.
**Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

2.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months		For the Nine Months
	ended December 31		ended December 31
	2020	2019	2020	2019
Cash provided by operating activities (GAAP)	$56	$54	$267	$148
Less capital expenditures for:
Expenditures for property and equipment	(10)	(11)	(44)	(54)
Additions to capitalized software	(1)	(2)	(7)	(5)
Total capital expenditures	(11)	(13)	(51)	(59)
Free Cash Flow (non-GAAP measure)	$45	$41	$216	$89

3.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2020	2019	% Chg.	2020	2019	% Chg.
GAAP Gross Profit	$284	$248	15%	$1,019	$955	7%
% of Revenue	57.8%	50.2%		55.5%	50.3%

Excluding:
Stock-based compensation expense	3	3		16	14
Acquisition, integration, reorganization related, and other costs	(2)	7		14	11
Amortization of capitalized software	6	5		23	33
Non-GAAP Gross Profit	$291	$263	11%	$1,072	$1,013	6%
% of Revenue	59.3%	53.2%		58.4%	53.3%
Operating Income
GAAP Operating Income/Lloss)	$13	$(5)		$16	$10
% of Revenue	2.6%	(1.0)%		0.9%	0.5%
					0.005
Excluding:
Stock-based compensation expense	22	24		101	83
Amortization of acquisition-related intangible assets	1	1		4	6
Acquisition, integration, reorganization related, and other costs	25	23		86	51
Amortization of capitalized software	6	5		23	33
Non-GAAP Operating Income	$67	$48	40%	$230	$183	26%
% of Revenue	13.6%	9.7%		12.5%	9.6%

Net Income
GAAP Net Income/Loss)	$5	$(19)		$129	$(20)
% of Revenue	1.0%	(3.8)%		7.0%	(1.1)%

Excluding:
Stock-based compensation expense	22	24		101	83
Amortization of acquisition-related intangible assets	1	1		4	6
Acquisition, integration, reorganization related, and other costs	25	23		86	51
Amortization of capitalized software	6	5		23	33
IP restructuring tax benefit(i)	(1)	—		(157)	—
Tax contingency adjustment(ii)	1	—		—	—
CARES Act NOL carryback(iii)	(9)	—		(9)	—
Income tax adjustments (iv)	(8)	(9)		(31)	(32)
Non-GAAP Net Income	$42	$25	68%	$146	$121	21%
% of Revenue	8.6%	5.1%		8.0%	6.4%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31
Earnings Per Share:	2020	2019	2020	2019	2021 Q4 Guidance	2021 FY Guidance
GAAP Earnings/ (Loss) Per Share	$0.04	$(0.17)	$1.16	$(0.18)	$0.11 - $0.13	$0.43 - $0.51
Excluding:
Stock-based compensation expense	0.20	0.21	0.91	0.72	0.20	0.99
Amortization of acquisition-related intangible assets	0.01	0.01	0.04	0.05	0.01	0.03
Acquisition, integration and reorganization related costs	0.23	0.21	0.77	0.45	0.13	0.30
Amortization of capitalized software	0.05	0.04	0.20	0.29	—	—
IP restructuring tax benefit(i)	(0.01)	—	(1.41)	—	—	—
Tax contingency adjustment(ii)	0.01	—	—	—	—	—
CARES Act NOL carryback(iii)	(0.08)		(0.08)	—	—	—
Income tax adjustments(iv)	(0.07)	(0.08)	(0.28)	(0.28)	(0.07)	(0.25)
Non-GAAP Diluted Earnings Per Share	$0.38	$0.22	$1.31	$1.05	$0.38 - $0.40	$1.50 - $1.58

i.The Company’s GAAP effective tax rate for the twelve months ended December 31, 2020 includes $156 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from non-GAAP results. This was offset by $1 million of tax expense related to withholding taxes associated with the same intra-entity transfer recorded in the second quarter of 2020.

ii.The Company’s forecasted full-year 2020 GAAP marginal effective tax rate included $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense was recognized ratably each quarter instead of being included in the marginal effective rate.

iii.The Company’s GAAP effective tax rate for the three and twelve months ended December 31, 2020 includes a net $9 million income tax benefit resulting from the CARES Act of 2020, which allows US corporations a one-time opportunity to claim income tax refunds by allowing a 5-year net operating loss (“NOL”) carryback for taxable losses incurred in the tax year 2020. Teradata intends to carry back its 2020 NOL to claim a refund for taxes it paid in 2015, which created a one-time income tax benefit for GAAP reporting purposes for the difference between the 35% 2015 carry back tax rate and the current 21% federal statutory

iv.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended December 31 was 26.3% for 2020 and 39.0% for 2019. For the twelve months ended December 31, the Company’s non-GAAP effective tax rate was 23.2% for 2020 and 24.4% for 2019.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results, including the impact of the COVID-19 pandemic on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; subscription arrangements may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the cloud data analytics platform company, built for a multi-cloud reality, solving the world's most complex data challenges at scale. We help businesses unlock value by turning data into their greatest asset. See how at Teradata.com.

# # #

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2020	2019	% Chg	2020	2019	% Chg
Revenue
Recurring	$383	$350	9%	$1,451	$1,362	7%
Perpetual software licenses and hardware	25	30	(17)%	73	106	(31)%
Consulting services	83	114	(27)%	312	431	(28)%
Total revenue	491	494	(1)%	1,836	1,899	(3)%
Gross profit
Recurring	265	231		974	920
% of Revenue	69.2%	66.0%		67.1%	67.5%
Perpetual software licenses and hardware	13	6		34	22
% of Revenue	52.0%	20.0%		46.6%	20.8%
Consulting services	6	11		11	13
% of Revenue	7.2%	9.6%		3.5%	3.0%
Total gross profit	284	248		1,019	955
% of Revenue	57.8%	50.2%		55.5%	50.3%

Selling, general and administrative expenses	183	171		669	618
Research and development expenses	88	82		334	327
Income (loss) from operations	13	(5)		16	10
% of Revenue	2.6%	(1.0)%		0.9%	0.5%

Other expense, net	(10)	(7)		(40)	(23)

Income (loss) before income taxes	3	(12)		(24)	(13)
% of Revenue	0.6%	(2.4)%		(1.3)%	(0.7)%

Income tax (benefit) expense	(2)	7		(153)	7
% Tax rate	(66.7)%	(58.3)%		637.5%	(53.8)%

Net income (loss)	$5	$(19)		$129	$(20)
% of Revenue	1.0%	(3.8)%		7.0%	(1.1)%

Net income (loss) per common share
Basic	$0.05	$(0.17)		$1.18	$(0.18)
Diluted	$0.04	$(0.17)		$1.16	$(0.18)

Weighted average common shares outstanding
Basic	109.1	111.3		109.3	114.2
Diluted	112.0	111.3		111.6	114.2

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$529	$533	$494
Accounts receivable, net	331	321	398
Inventories	29	14	31
Other current assets	155	97	91
Total current assets	1,044	965	1,014
Property and equipment, net	339	336	350
Right of use assets- operating lease, net	38	42	51
Goodwill	401	397	396
Capitalized contract costs, net	98	89	91
Deferred income taxes	222	238	87
Other assets	51	50	68
Total assets	$2,193	$2,117	$2,057

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$44	$38	$25
Current portion of finance lease liability	75	75	55
Current portion of operating lease liability	15	17	20
Accounts payable	50	59	66
Payroll and benefits liabilities	170	131	157
Deferred revenue	499	482	472
Other current liabilities	99	93	91
Total current liabilities	952	895	886
Long-term debt	411	423	454
Finance lease liability	70	70	75
Operating lease liability	28	30	38
Pension and other postemployment plan liabilities	152	136	137
Long-term deferred revenue	38	38	61
Deferred tax liabilities	6	6	6
Other liabilities	136	135	138
Total liabilities	1,793	1,733	1,795
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,656	1,632	1,545
Accumulated deficit	(1,114)	(1,094)	(1,143)
Accumulated other comprehensive loss	(143)	(155)	(141)
Total stockholders' equity	400	384	262
Total liabilities and stockholders' equity	$2,193	$2,117	$2,057

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2020	2019	2020	2019
Operating activities
Net income (loss)	$5	$(19)	$129	$(20)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	46	37	172	150
Stock-based compensation expense	22	24	101	83
Deferred income taxes	34	(4)	(118)	(3)
Changes in assets and liabilities:
Receivables	(10)	(70)	67	190
Inventories	(15)	5	2	(3)
Current payables and accrued expenses	24	3	—	(153)
Deferred revenue	17	57	4	(62)
Other assets and liabilities	(67)	21	(90)	(34)
Net cash provided by operating activities	56	54	267	148
Investing activities
Expenditures for property and equipment	(10)	(11)	(44)	(54)
Additions to capitalized software	(1)	(2)	(7)	(5)
Net cash used in investing activities	(11)	(13)	(51)	(59)
Financing activities
Repurchases of common stock	(25)	(61)	(100)	(300)
Repayments of long-term borrowings	(6)	(7)	(25)	(19)
Payments of finance leases	(27)	(15)	(70)	(33)
Other financing activities, net	2	4	9	44
Net cash used in financing activities	(56)	(79)	(186)	(308)
Effect of exchange rate changes on cash and cash equivalents	10	5	7	(1)
(Decrease) Increase in cash, cash equivalents and restricted cash	(1)	(33)	37	(220)
Cash, cash equivalents and restricted cash at beginning of period	534	529	496	716
Cash, cash equivalents and restricted cash at end of period	$533	$496	$533	$496

Supplemental cash flow disclosure:
Assets acquired by finance leases	$27	$37	$85	$115
Assets acquired by operating leases	$2	$2	$8	$7

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2020	2019	% Change As Reported	% Change Constant Currency(2)	2020	2019	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$261	$263	(1)%	0%	$1,025	$1,057	(3)%	(2)%
EMEA	134	139	(4)%	(7)%	485	492	(1)%	(2)%
APJ	96	92	4%	(1)%	326	350	(7)%	(7)%
Total segment revenue	491	494	(1)%	(2)%	1,836	1,899	(3)%	(3)%

Segment gross profit
Americas	161	153			631	626
% of Revenue	61.7%	58.2%			61.6%	59.2%
EMEA	76	70			273	239
% of Revenue	56.7%	50.4%			56.3%	48.6%
APJ	54	40			168	148
% of Revenue	56.3%	43.5%			51.5%	42.3%
Total segment gross profit	291	263			1,072	1,013
% of Revenue	59.3%	53.2%			58.4%	53.3%

Reconciling items(1)	(7)	(15)			(53)	(58)
Total gross profit	$284	$248			$1,019	$955
% of Revenue	57.8%	50.2%			55.5%	50.3%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.